UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2025

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2025, the board of directors (the “Board”) of Fluent, Inc. (the “Company”) approved the Fluent, Inc. Equity Participation Plan (the “Plan”). The purpose of the Plan is to create a cash incentive for certain employees and other service providers to contribute to the long-term success of the Company and its affiliates through the ownership of interests which track the value of shares of the common stock of the Company.  Eligible participants are employees, directors and independent contractors of the Company, including the Company’s named executive officers.

The Plan provides for the grant of restricted stock units (“RSUs”), each of which generally represents the economic equivalent of a share of the Company’s common stock, and which shall be settled by the Company by the payment in cash in an amount equal to the fair market value of a share of common stock (less applicable withholdings) on the settlement date of such RSU.  Under the current draft of the award agreement, except with respect to equitable adjustments in connection with extraordinary dividends, holders of these RSUs will not be entitled to participate in dividends. RSUs granted under the Plan may be subject to time-based and/or performance-based vesting as determined by the Administrator (as defined below) and set forth in the applicable award agreement.

The Plan will be administered by the Board (the “Administrator”), provided that the Board may, in its sole discretion, delegate some of the responsibilities and powers to another person, entity, or governing body, including without limitation, the Compensation Committee of the Board.  The Administrator shall have the exclusive authority to designate the participants to receive RSU awards under the Plan, determine the number of awards to be granted and the number of RSUs applicable to each award, prescribe the form and substance of each award agreement, and make all other decisions and determinations that may be required or that the Administrator deems necessary or advisable to administer the Plan.

The Board may terminate, amend or modify the Plan at any time in its sole discretion; provided, that no such termination, amendment or modification shall materially adversely affect any award previously granted thereunder without the prior written consent of the applicable participant.  The foregoing description of the Plan is a summary and does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Fluent, Inc. Equity Participation Plan
10.2	Form of Restricted Stock Unit Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.

Fluent, Inc.

September 24, 2025	By:	/s/ Donald Patrick
	Name:	Donald Patrick
	Title:	Chief Executive Officer